EXHIBIT 99.1


For Release at 8:45 AM EST on, March 17, 2005

          GASCO ENERGY ANNOUNCES 2004 FINANCIAL AND OPERATIONAL RESULTS REVENUES INCREASE 177%, TOTAL ASSETS UP 255%, PRODUCTION GROWTH 99%

DENVER - March 17, 2005 - (PRNewswire) - Gasco Energy (AMEX: GSX) today announced financial and operating results for the year-ended December 31, 2004.

Financial Results
The company reported a net loss for 2004 of $4.2 million, or $0.07 per share, as compared to a net loss for 2003 of $2.5 million, or $0.07 per share. All per share figures are basic and diluted. Total revenues grew by 177% to a company-record $3.6 million, as compared to $1.3 million in 2003. The growth in revenue is attributed to increased natural gas production and higher prices received for sales of the company's natural gas. Gasco's total assets rose to a record $117.4 million at year end, up 255 percent from $33.1 million at year-end 2003. Working capital at year-end 2004 was $52.7 million versus $1.2 million at year-end 2003.

Net cash used in operating activities for 2004 was a deficit of $0.9 million, down 59% from a deficit of $2.2 million for 2003. The decreased deficit was due to the increased component of non-cash items in the company's net loss for the year and the net change in operating assets and liabilities as a result of the company's increased level of operations in 2004 as compared to 2003, offset by the larger net loss in 2004 as compared to 2003.

Operations
For 2004, Gasco posted record production of 536.4 million cubic feet equivalent (MMcfe) versus 269.0 MMcfe for 2003, an increase of 99%. Average price received for sales of Gasco's natural gas and liquids increased to $5.79 per thousand cubic feet of gas (Mcf) and $38.43 per barrel of liquid hydrocarbons for 2004. This compares to $4.69 per Mcf and $28.52 per barrel for 2003. Year-end 2004 proved reserves, as previously announced, were 41.3 billion cubic feet equivalent (Bcfe) compared to 14.2 Bcfe for year-end 2003.

Management Comment
Commenting on the 2004 results,  Gasco CEO and  President,  Mark Erickson  said:
"Gasco accomplished many things in 2004. We put necessary capital in place to continue proving up our large Uinta Basin leasehold; we drilled a record number of wells, we had record production and total revenue and set the stage for improving on these numbers in 2005. The operational metrics posted for 2004 provide the company with a benchmark going forward. With three rigs currently running, we continue to learn and improve as we drill wells. In 2005, we will leverage our experience from 2004 to further define the geologic and productive characteristics of our position in the Uinta Basin."

Sarbanes-Oxley 404 Compliance
In June 2004, Gasco became an accelerated-filer for the first time due to its market capitalization as of June 30, 2004. As a result of reaching this threshold, the company is required to report its evaluation of its internal controls over financial reporting in its annual report for 2004, rather than in its 2005 annual report. The company therefore effectively had only nine months to complete its evaluation of internal controls. Companies that were accelerated filers as of the implementation of the rules effectively had more than 18 months to complete this evaluation. A change in auditors in the third quarter of 2004 further complicated the company's efforts to complete its evaluation in a timely manner. In November 2004 the SEC issued an order granting accelerated filers with market capitalization of less than $700 million as of June 30, 2004 an additional 45 days to include the required report and attestation in their annual reports on Form 10-K. The SEC recognized the hardship that small cap filers faced in their race to meet the requirements of Sarbanes-Oxley.

Due to the factors discussed above, Gasco's annual report for the year ended December 31, 2004 filed today with the SEC on Form 10-K did not include management's annual report on internal control over financial reporting and the related attestation report of its registered public accounting firm. Gasco anticipates no difficulty in completing its evaluation of the internal controls within the 45-day period following March 16, 2005, and will file an amended 10-K that will include management's report on internal control over financial reporting required by Item 308(a) of Regulation S-K, and the related attestation report of the registered public accounting firm required by Item 308(b) of Regulation S-K.

Teleconference Call
Management anticipates scheduling its quarterly teleconference call and Internet broadcast of the call to discuss financial and operational results upon completion of the first quarter 2005. Investors and analysts will be invited to join management on the call at that time. There is no conference call scheduled to discuss 2004 results.

         [Financial and Operational Tables Accompany this News Release]

      The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco's filing on Form 10-K dated March 16, 2005.

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Item 8.01 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2004.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

                                     --30--



                               GASCO ENERGY, INC.
                           CONSOLIDATED BALANCE SHEETS



                                                                                    December 31,
                                                                          -------------------------------------
                                                                              2004                  2003
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                                  $25,717,081           $ 3,081,109
  Restricted investment                                                        3,535,055               250,000
  Short-term investments                                                      27,000,000                     -
  Accounts receivable                                                          1,045,044               499,363
  Inventory                                                                    1,009,914                     -
  Prepaid expenses                                                               458,555               555,786
                                                                             -----------             ---------
          Total                                                              58,765,649              4,386,258
                                                                             -----------             ---------

PROPERTY, PLANT AND EQUIPMENT, at cost
  Oil and gas properties (full cost method)
    Proved mineral interests                                                  29,811,483            16,386,252
    Unproved mineral interests                                                18,449,330            13,212,039
    Gathering assets                                                           2,469,580                     -
    Equipment                                                                     89,900                     -
  Furniture, fixtures and other                                                  158,590               166,051
                                                                              ----------            ----------
           Total                                                              50,978,883            29,764,342
                                                                              ----------            ----------
  Less accumulated depreciation, depletion and
     amortization                                                            (2,247,032)           (1,232,634)
                                                                             -----------           -----------
           Total                                                             48,731,851             28,531,708
                                                                             -----------            ----------

NON-CURRENT ASSETS
  Restricted investment                                                        6,778,040                     -
  Deferred financing costs                                                     3,092,628               141,213
                                                                             -----------            ----------
                                                                               9,870,668               141,213
                                                                             -----------            ----------

TOTAL ASSETS                                                               $ 117,368,168          $ 33,059,179
                                                                           =============          ============















     The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco's filing on
                         Form 10-K dated March 16, 2005.




                               GASCO ENERGY, INC.
                     CONSOLIDATED BALANCE SHEETS (continued)


                                                                                             December 31,
                                                                                   ----------------------------------------

                                                                                           2004                    2003

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                                      $ 1,447,149            $ 2,016,979
  Revenue payable                                                                           334,765                243,513
  Advances from joint interest owners                                                       891,999                      -
  Accrued interest                                                                          695,139                      -
  Accrued expenses                                                                        2,677,352                933,520
                                                                                         ----------              ---------
           Total                                                                         6,046,404               3,194,012
                                                                                         ----------              ---------

NONCURRENT LIABILITES
   5.5% Convertible Senior Notes                                                         65,000,000                      -
   8% Convertible Debentures, net of unamortized discount of $159,722                             -              2,340,278
   Asset retirement obligation                                                              108,566                142,806
                                                                                         ----------              ---------
       Total                                                                             65,108,566              2,483,084
                                                                                         ----------              ---------

COMMITMENTS AND CONTINGENCIES (NOTES 5, 13, 16)

STOCKHOLDERS' EQUITY
  Series B  Convertible  Preferred  stock  -  $.001  par  value;  20,000  shares
     authorized;   2,255  shares  issued  and  outstanding  with  a  liquidation preference of $992,200 in 2004 and 11,734 shares issued and
    outstanding with a liquidation preference of $5,162,960 in 2003                               2                     12
  Common stock - $.0001 par value; 100,000,000 shares authorized;
     70,590,909 shares issued and 70,517,209 outstanding in 2004;
     45,675,936 shares issued and 45,602,236 shares outstanding in 2003                       7,059                  4,568
  Additional paid in capital                                                             76,346,463             52,979,325
  Deferred compensation                                                                   (512,440)              (179,766)
  Accumulated deficit                                                                  (29,497,591)           (25,291,761)
  Less cost of treasury stock of 73,700 common shares                                     (130,295)              (130,295)
                                                                                        -----------             ----------
           Total                                                                        46,213,198              27,382,083
                                                                                        -----------             ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 117,368,168            $ 33,059,179
                                                                                     =============-           ============










    The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco's filing on
                         Form 10-K dated March 16, 2005.



                                                         GASCO ENERGY, INC.
                                               CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                  For the Year Ended December 31,
                                                                            ------------------------------------------------
                                                                                    2004             2003             2002

REVENUES
  Gas                                                                       $  2,928,689      $  1,206,741        $ 164,508
  Oil                                                                            195,199            56,702
                                                                                                                          -
  Gathering                                                                      143,326                 -                -
  Interest income                                                                325,001            11,987           76,140
                                                                               ---------         ---------          -------
          Total                                                                3,592,215         1,275,430          240,648
                                                                               ---------         ---------          -------

OPERATING EXPENSES
  General and administrative                                                   4,191,978         2,819,675        5,080,287
  Lease operating                                                                638,267           337,278          119,809
  Gathering operations                                                           267,450                 -                -
  Depletion, depreciation, amortization and asset retirement
    liability accretion                                                        1,102,575           552,923          149,109
  Impairment                                                                           -                 -          541,125
  Interest expense                                                             1,597,775            82,392                -
                                                                               ---------         ---------        ---------
           Total                                                               7,798,045         3,792,268        5,890,330
                                                                               ---------         ---------        ---------
LOSS BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE                                             (4,205,830)       (2,516,838)      (5,649,682)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                                                           -            (9,687)                -
                                                                             ------------       -----------      ----------
NET LOSS                                                                     (4,205,830)       (2,526,525)      (5,649,682)

Preferred stock dividends                                                      (140,853)         (304,172)                -
                                                                             ------------       -----------      ----------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                               $ (4,346,683)     $ (2,830,697)    $(5,649,682)
                                                                           =============     =============    ============

PER COMMON SHARE DATA - BASIC AND DILUTED:
Loss before cumulative effect of change in accounting principle                $  (0.07)         $  (0.07)        $  (0.16)
Cumulative effect of change in accounting principle                                   -                 -                 -
                                                                              -----------       -----------    ------------
NET LOSS PER COMMON SHARE - BASIC AND DILUTED                                  $  (0.07)         $  (0.07)        $  (0.16)
                                                                               =========         =========        =========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED                                             63,194,223          41,262,778     36,439,074
                                                                             =============       ===========    ===========





    The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco's filing on
                         Form 10-K dated March 16, 2005.







                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      For the Years Ended December 31,
                                                                                --------------------------------------------------
                                                                                      2004             2003                2002
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                      $(4,205,830)     $(2,526,525)        $(5,649,682)
  Adjustment to reconcile net loss to net cash used in operating activities
     Depreciation, depletion and impairment expense                                1,085,912          541,128             690,234
     Accretion of asset retirement obligation                                         16,663           11,795                   -
     Amortization of deferred compensation                                           415,483           94,317             208,542
     Amortization of beneficial conversion feature                                   161,514            6,945                   -
     Amortization of offering costs                                                  294,993            7,758                   -
     Cumulative effect of change in accounting principle                                   -            9,687                   -
     Changes in operating assets and liabilities:
      Accounts receivable                                                          (545,681)        (403,219)            (63,397)
      Inventory                                                                  (1,009,914)                -                   -
         Prepaid expenses                                                             59,992        (320,059)            (74,139)
         Accounts payable                                                          (600,723)          164,303           1,303,823
         Revenue payable                                                              91,252          185,215              58,298
         Advances from joint interest owners                                         891,999                -                   -
         Accrued interest                                                            695,139                -                   -
         Accrued expenses                                                          1,743,832           36,741           2,136,015
                                                                                  ----------      -----------       -------------
                  Net cash used in operating activities                            (905,369)      (2,191,914)         (1,390,306)
                                                                                  ----------      -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for furniture, fixtures and other                                       (64,053)          (3,264)           (103,342)
  Cash paid for acquisitions, development and exploration                       (25,736,066)      (5,283,426)        (14,437,855)
  Proceeds from property sales                                                     4,463,161                -                   -
  Investment in short-term investments                                          (27,000,000)                -                   -
                                                                                ------------      -----------        ------------
                 Net cash used in investing activities                          (48,336,958)      (5,286,690)        (14,541,197)
                                                                                ------------  ---------------      --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of convertible notes                                                   65,000,000                -                   -
  Cash designated as restricted                                                 (10,313,095)        (250,000)           (250,000)
  Cash undesignated as restricted                                                    250,000          250,000                   -
  Preferred dividends                                                               (61,973)          (4,092)                   -
  Exercise of options to purchase common stock                                        33,336                -                   -
  Proceeds from sale of preferred stock                                                    -        4,862,840                   -
  Proceeds from sale of common stock                                              21,500,001        2,777,292           6,500,000
  Proceeds from sale of convertible debentures                                             -        2,500,000                   -
  Cash paid for offering costs                                                   (4,636,828)        (266,721)           (526,020)
  Repayment of note payable                                                                -      (1,400,000)                   -
  Proceeds from 16b violation                                                        106,858            1,332                   -
                                                                                 -----------      -----------           ---------
                Net cash provided by financing activities                         71,878,299        8,470,651           5,723,980
                                                                                ------------      -----------        ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              22,635,972         992,047         (10,207,523)

CASH AND CASH EQUIVALENTS:
    BEGINNING OF PERIOD                                                            3,081,109        2,089,062          12,296,585
                                                                                 ----------       -----------         -----------
    END OF PERIOD                                                                $25,717,081      $ 3,081,109         $ 2,089,062
                                                                                 ===========      ===========         ===========




    The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco's filing on
                         Form 10-K dated March 16, 2005.